13 August 2014

CLOSURE SYSTEMS INTERNATIONAL B.V.
(as the Seller)

BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) VI S.A R.L.
(as the Purchaser)

REYNOLDS PACKAGING INTERNATIONAL B.V.
(as the Company)

THE BANK OF NEW YORK MELLON
(as the Collateral Agent)

AMENDMENT AGREEMENT
in respect of the deed of sale, transfer and pledge of shares in the capital of Reynolds Packaging International B.V. and transfer of contract dated 31 July 2014

CONTENTS

CLAUSE    PAGE

1.	INTERPRETATION 2

2.	RESTATEMENT 2

3.	CONFIRMATIONS 2

4.	MISCELLANEOUS 3

THIS AMENDMENT AGREEMENT is dated 13 August 2014 and made: BETWEEN:

1.
Closure Systems International B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, having its official seat in Amsterdam, the Netherlands, and its registered office address at Teleportboulevard 140, 1043 EJ Amsterdam, the Netherlands, and registered with the trade register of the Dutch Chamber of Commerce, under number 34291082 (the Seller);

2.	Beverage Packaging Holdings (Luxembourg) VI S.a r.l., a private company with limited liability (Societe a responsabilite limitee) incorporated under the laws of the Grand Duchy of
Luxembourg, having its office address at 6C Rue Gabriel Lippmann, L-5365 Munsbach, the Grand Duchy of Luxembourg, and registered with the Register of Commerce and Companies of Luxembourg under number B173.602 and having a share capital of € 55,012,500 (the Purchaser);

3.
Reynolds Packaging International B.V., a private company with limited liability ( besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, having its official seat in Amsterdam, the Netherlands, having its office address at Teleportboulevard 140, 1043 EJ Amsterdam, the Netherlands and registered with the trade register of the Dutch Chamber of Commerce under number 34291103 (the Company); and

4.
The Bank of New York Mellon, a company incorporated under the State of New York, the United States of America, having its office address at 1 Wall Street, New York, NY 10005, United States of America (the Collateral Agent).

WHEREAS:

(A)
This Agreement is supplemental to and amends article 2 paragraph 1 of the notarial deed of sale, transfer and pledge of shares in the capital of Reynolds Packaging International B.V. and transfer of contract, entered into by the Seller, the Purchaser, the Company and the Collateral Agent, executed before a deputy of T.F. Flokstra, civil law notary, officiating in Amsterdam, the Netherlands on 31 July 2014 (the Deed of Sale, Transfer and Pledge). A copy of the Deed of Sale, Transfer and Pledge is attached hereto as an annex.

(B)
In article 2 paragraph 1 of the Deed of Sale, Transfer and Pledge, it was provided that the purchase price for the Shares (as defined therein) amounted to one hundred and ninety-four million euros (€ 194,000,000). This amount of the purchase price had been included further to an internal restructuring steps plan setting out in the version dated 16 July 2014 in Step B that 'BPVI acquires all the shares in RPIBV from CSI BV for US$[194] million' (the RPIBV Steps Plan). The amount of € 194,000,000 was also included in the previous drafts of the Deed of Sale, Transfer and Pledge as well as in the final draft deed thereof dated 28 July 2014 which was confirmed on behalf of the parties to the Deed of Sale, Transfer and Pledge. However, the purchase price of € 194,000,000 in the Deed of Sale, Transfer and Pledge did not reflect the intention of the Seller and the Purchaser for they agreed that the amount of the purchase price for the Shares was one hundred and fifty-eight million Unites States Dollars (US$ 158,000,000), as was reflected in the revised RPIBV Steps Plans of 23 July 2014 onwards, the written board resolution of the Seller dated 28 July 2014, the written board resolution of the Purchaser dated 28 July 2014 and the payment instruction signed by the Seller and Purchaser dated 31 July 2014. In addition US$ 158,000,000 was received by the Seller on 31 July 2014 as payment for the purchase of the Shares.

(C)	The Seller, the Purchaser and the Company wish to agree, confirm and record that a mistake was made in article 2 paragraph 1 of the Deed of Sale, Transfer and Pledge and that the purchase price should have amounted to US$ 158,000,000 and amend article 2 paragraph 1 of the Deed of Sale, Transfer and Pledge accordingly.

IT IS AGREED as follows:

1.	INTERPRETATION

Words and expressions defined in the Deed of Sale, Transfer and Pledge and not otherwise defined herein shall have the same meaning when used herein.

2.	RESTATEMENT

The Seller, the Purchaser and the Company hereby agree, confirm and record that a mistake was made in the amount of the purchase price recorded in article 2 paragraph 1 of the Deed of Sale, Transfer and Pledge and agree to correct and amend this so that article 2 paragraph 1 will read:

"1.	The purchase price of the Shares (the Purchase Price) amounts to one hundred and fifty-eight million United States Dollars (US$ 158,000,000)."

This Agreement is solely entered into for confirmation and documentation purposes. The Deed of Sale, Transfer and Pledge and this Agreement by which it is partly amended together are deemed to constitute one document which is hereafter referred to as the Amended Deed of Sale, Transfer and Pledge.

3.	CONFIRMATIONS

3.1	Collateral Agent

All parties to the Deed of Sale, Transfer and Pledge acknowledge that the Collateral Agent (solely in its capacity of collateral agent of the Deeds of Pledge (as defined in the Deed of Sale, Transfer and Pledge)), is only a party to this Agreement to acknowledge the Amended Deed of Sale, Transfer and Pledge and in particular, the provisions of Clauses 2 and 3 of the Agreement, and without assuming any liability as a result of the aforementioned acknowledgements.

3.2	Other confirmations

On the date of this Agreement, each of the Seller, the Purchaser and the Company:

(a)	confirms its acceptance of the Amended Deed of Sale, Transfer and Pledge;

(b)	agrees that it is bound by the terms of the Amended Deed of Sale, Transfer and Pledge in its respective capacity;

(c)	confirms that as of the date of this Agreement, the Deed of Sale, Transfer and Pledge and this Agreement will be read and construed as one document;

(d)	except as otherwise provided in this Agreement, the Deed of Sale, Transfer and Pledge remains in full force and effect; and

(e)	shall provide any party which has received, or shall receive after execution of this Agreement, a copy of the Deed of Sale, Transfer and Pledge with a(n extract of a) copy of this Agreement.

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3.3	Registration in shareholder's register

The Company undertakes to register a reference to this Agreement in its shareholders' register which reference shall be made close to those entries referring to the Deed of Sale, Transfer and Pledge.

4.	MISCELLANEOUS

4.1	Further assurance

The Seller, the Purchaser and the Company shall, at the request of the Collateral Agent and at their own expense, do all such acts and things necessary or desirable to give effect to the amendments effected or to be effected pursuant to this Agreement.

4.2	Costs

All charges, taxes, imposts, duties, filing and registration fees, legal and notarial fees, auction fees, court fees and other expenses due in respect of this Agreement (including its preparation, enforcement and release), shall be exclusively for the account of the Seller, who will keep the Collateral Agent indemnified against and hold it harmless in respect of any failure or delay in paying the same.

4.3	Partial invalidity

If any provision of this Agreement is or becomes invalid, illegal, or unenforceable (or the security rights created hereby are ineffective) in any jurisdiction, or in relation to the Seller or the Purchaser, such invalidity, illegality or unenforceability shall not affect the legality, validity or enforceability of the remaining provisions in that jurisdiction or of that provision in any other jurisdiction or invalidate or render unenforceable any other term hereof in relation to the Seller and the parties shall in good faith negotiate replacement provisions which are valid, legal and enforceable and which reflect (or reflect as closely as possible, having regard to the objectives of the original provision) the substance of the provision they replace.

4.4	Counterparts

This Agreement may be executed in any number of counterparts, and by each party on separate counterparts. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument. Delivery of a counterpart of this Agreement by e-mail attachment or telecopy shall be an effective mode of delivery.

4.5	Governing law

This Agreement and any non-contractual obligations arising out of or in relation to this Agreement are governed by the laws of the European part of the Netherlands.

SIGNATURE PAGE TO FOLLOW

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EXECUTION COPY

SIGNATORIES

For and on behalf of
CLOSURE SYSTEMS INTERNATIONAL B.V.

By: Date: Place:

By:
Date: August 13, 2014 Place: Amsterdam

For and on behalf of
BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) VI S.A R.L.
Duly represented by:

By:
Date: August 13, 2014 Place: Luxembourg

For and on behalf of
REYNOLDS PACKAGING INTERNATIONAL B.V.

By:
Date: August 13, 2014 Place: Amsterdam

For and on behalf of
THE BANK OF NEW YORK MELLON

By:
Date: Place:

By:
Date: Place:

AMSN433920    4

SIGNATORIES

For and on behalf of
CLOSURE SYSTEMS INTERNATIONAL B.V.

By:    Carl John Getz Date:    August 13, 2014 Place: Lake Forest, Illinois

By:
Date: August 13, 2014 Place: Amsterdam

For and on behalf of
BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) VI S.A R.L.
Duly represented by:

By: Carl John Getz
Date:    August 13, 2014 Place: Lake Forest, Illinois

For and on behalf of
REYNOLDS PACKAGING INTERNATIONAL B.V.

By:    Carl John Getz Date:    August 13, 2014 Place: Lake Forest, Illinois

By:
Date: August 13, 2014 Place: Amsterdam

For and on behalf of
THE BANK OF NEW YORK MELLON

By: Date: Place:

By: Date: Place:

SIGNATORIES

For and on behalf of
CLOSURE SYSTEMS INTERNATIONAL B.V.

By:    Carl John Getz Date:    August 13, 2014 Place: Lake Forest, Illinois

Date: August 13, 2014 Place: Amsterdam

ds) B.V.

General Proxy-Holder

For and on behalf of
BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) VI S.A R.L.
Duly represented by:

By: Carl John Getz
Date:    August 13, 2014 Place: Lake Forest, Illinois

By:
Date: August 13, 2014 Place: Luxembourg

For and on behalf of
REYNOLDS PACKAGING INTERNATIONAL B.V.

By:    Carl John Getz Date:    August 13, 2014 Place: Lake Forest, Illinois

For and on behalf of
THE BANK OF NEW YORK MELLON

Paul H. Koopmans
General Proxy-Holder

By: Date: Place:

By: Date: Place:

EXECUTION COPY

SIGNATORIES

For and on behalf of
CLOSURE SYSTEMS INTERNATIONAL B.V.

By: Date: Place:

By:
Date: Place:

For and on behalf of
BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) VI S.A R.L.
Duly represented by:

By:
Date: Place:

By:
Date: Place:

For and on behalf of
REYNOLDS PACKAGING INTERNATIONAL B.V.

By:
Date: Place:

For and on behalf of
THE BANK OF NEW YORK MELLON

U S A

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EXECUTION COPY

ANNEX

DEED OF SALE, TRANSFER AND PLEDGE OF 31JULY 2014

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DEED OF SALE, TRANSFER AND PLEDGE OF SHARES IN THE CAPITAL OF REYNOLDS PACKAGING INTERNATIONAL B.V. AND TRANSFER OF CONTRACT

On the thirty-first day of July two thousand and fourteen appeared before me,-------- Mechteld Suzette Flohil, deputy civil law notary, deputising for Thijs Pieter---------- Flokstra, civil law notary, officiating in Amsterdam, the Netherlands:------------------ Nine Rosalie Scheenjes, with office address at Strawinskylaan 10, 1077 XZ ---------- Amsterdam, the Netherlands, born in Rhenen, the Netherlands, on the thirtieth day-- of June nineteen hundred and eighty-eight, for the purpose hereof acting as----------- attomey authorised in writing of:---------------------------------------------------------------

1.
Closure Systems International B.V., a private company with limited -------- liability (besloten vennootschap met beperkte aansprakelijkheid) ---------_: _ incorporated under the laws of the Netherlands, having its official seat in ---- Amsterdam, the Netherlands, and its registered office address at --------------- Teleportboulevard 140, 1043 EJ Amsterdam, the Netherlands, and ------------ registered with the trade register of the Dutch Chamber of Commerce, ------- under number 34291082 (the Seller); ------------------------------------------------

2.	Beverage Packaging Holdings (Luxembourg) VI S.a r.l., a private --------- company with limited liability (Societe a responsabilite limitee) ---------------
incorporated under the laws of the Grand Duchy of Luxembourg, having its- office address at 6C Rue Gabriel Lippmann, L-5365 Munsbach, the Grand -- Duchy of Luxembourg, and registered with the Register of Commerce and -- Companies of Luxembourg under number Bl 73.602 (the Purchaser); ---------

3.
Reynolds Packaging International B.V., a private company with limited--- liability (besloten vennootschap met beperkte aansprakelijkheid) -------------- incorporated under the laws of the Netherlands, having its official seat in ---- Amsterdam, the Netherlands, having its office address at Teleportboulevard-- 140, 1043 EJ Amsterdam, the Netherlands and registered with the trade------ register of the Dutch Chamber of Commerce under number 34291103 (the --- Company); and---------------------------------------------------------------------------

4.
The Bank of New York Mellon, a company incorporated under the State --- of New York, the United States of America, having its office address at 1---- Wall Street, New York, NY 10005, United States of America (the-------------- Collateral Agent). -----------------------------------------------------------------------

AMSN428®710

The person appearing, acting as aforementioned, declared that the parties:------------
CONSIDERED THE FOLLOWING:-----------------------------------------------------

(A)
The Seller is holder of one hundred twenty-six thousand four hundred and ----- eighty-seven (126,487) ordinary shares in the capital of the Company, -------- numbered 1 through 126,487, each share having a nominal value of one ------ hundred euros (€ 100), together constituting the entire issued share capital --- of the Company (the Shares). ---------------------------------------------------------

(B)    The Seller acquired the Shares as follows:------------------------------------------

(a)
one hundred and eighty (180) ordinary shares by deed of transfer of - shares, executed before Dirk-Jan Jeroen Smit, civil law notary, ------- officiating in Amsterdam, the Netherlands, on the first day of --------- September two thousand and ten; and -----------------------------------------

(b)
one hundred twenty-six thousand three hundred and seven ordinary -- shares (126,307) by deed of issue of shares, executed before Thijs---- Pieter Flokstra, civil law notary, officiating in Amsterdam, the -------- Netherlands, on the fourth day of December two thousand and --------- twelve.---------------------------------------------------------------------------

(C)	The Shares have been encumbered with a first ranking right of pledge in------ favour of the Collateral Agent, which right has been established as follows: -

(i)
one hundred and eighty (180) ordinary shares in the capital of the ---- Company, numbered 1 through 180, having a nominal value of one -- hundred euros (€ 100) each, have been encumbered with a first right- ranking pledge in favour of the Collateral Agent pursuant to a--------- notarial deed of pledge executed before a deputy of Thomas Pieter--- van Duuren, civil law notary, officiating in Amsterdam, the ----------- Netherlands, on the first day of December two thousand and ten, ----- which notarial deed of pledge has been supplemented and amended-- pursuant to an amendment agreement dated the thirty-first day of----- December two thousand and thirteen entered into between the Seller- as pledgor, the Company and the Collateral Agent as collateral ------- agent (the Deed of Pledge 1); and--------------------------------------------

(ii)
one hundred twenty-six thousand three hundred and seven ------------- (126,307) ordinary shares, numbered 181 through 126,487, having a- nominal value of one hundred euros (€ 100) each, have been ---------- encumbered with a first right ranking pledge in favour of the ---------- Collateral Agent pursuant to a notarial deed of pledge, executed ------ before a deputy of Thomas Pieter van Duuren, civil law notary,------- aforementioned, on the fourth day of December two thousand and --- twelve, which notarial deed of pledge has been supplemented and---- amended pursuant to an amendment agreement dated the thirty-first - day of December two thousand and thirteen entered into between ---- the Seller as pledgor, the Company and the Collateral Agent as --------

collateral agent (the Deed of Pledge 2 and together with Deed of -----
Pledge 1 referred to as the Deeds of Pledge and the rights of pledge-- pursuant to the Deeds of Pledge: the Pledge).------------------------------

(D)
Pursuant to each of the Deeds of Pledge, the Seller may not transfer any ----- shares in the capital of the Company except to the extent permitted under---- the terms of the Principal Finance Documents (as defined in each of the------- Deeds of Pledge). ------------------------------------ ------------------------------------

(E)	The Seller and the Purchaser wish to agree upon the sale and transfer of the - Shares, subject to the Pledge. ----------------------------------------------------------

(F)
The Seller and the Purchaser now wish to effect the sale and transfer of the-- Shares, subject to the Pledge and subject to the terms and conditions stated --- below. -------------------------------------------------------------------------------------

(G)
The Seller and the Purchaser wish to confirm the Pledge, to establish in ------ favour of the Collateral Agent a first ranking right of pledge on new shares-- which may be issued by the Company to the Purchaser in the future and ----- transfer the contractual rights and obligations under the Deeds of Pledge ----- related to the Shares by means of a transfer of legal relationship --------------- (contractsoverneming ) subject to the terms and conditions stated below. ------

.t\ J)J\{;llE:E:J):--------------------------------------------------------------------------------
Article 1------------ -----------------------------------------------------------------------------
Sale and Transfer.------------------------------------------------------------------------------
The Seller hereby sells and transfers the Shares, subject to the Pledge, to the --------- Purchaser, who purchases and accepts the Shares from the Seller, subject to the------- Pledge.----------------------------------------------------------------------------------------------
Article 2----------------------------------------------------------------------- -------------------
Purchase price.----------------------------------------------------------------------------------

1.	The purchase price of the Shares (the Purchase Price) amounts to one--------
hundred and ninety-four million euros (€ 194,000,000). ---------------------------

2.	The method of payment of the Purchase Price is sufficiently known------------ between the Seller and the Purchaser. ------------------------------------------------
Article 3-------------------------------------------------------------------------------------------
Share transfer restrictions .----------------------------- ------------------------ -------------
In order to comply with the blocking clause as set out in Article 10 of the articles --- of association of the Company, the Seller, acting as the sole shareholder of the------- Company, hereby resolves to approve the transfer of the Shares from the Seller to--- the Purchaser. The members of the management board of the Company have had---- the opportunity to advise on the resolution to approve the transfer of the Shares in -- accordance with Section 2:238, paragraph 2, of the Dutch Civil Code. There are no - (legal) persons having the right of assembly in meetings of the general meeting of -- the Company, other than the Seller. Besides the Seller, being the sole shareholder --- of the Company, there are no other shareholders, holders of depository receipts, ----- usufructuaries and pledgees to whom the right of assembly accrue, given that on -----

the date hereof the Collateral Agent has not served a notice of an Enforcement------- Event (as defined in both Deeds of Pledge) on the Company, the Seller or the -------- Purchaser and therefore the Purchaser is entitled to exercise its voting rights on the - Shares as per the moment this deed becomes effective. ------------------------------------ Article 4------------------------------------------------------------------------------------------
Pledge.--------------------------------------------------------------------------------------------

1.	The parties to this deed hereby acknowledge and agree that subject to the---- other articles of this deed: -------------------------------------------------------------

(i) (ii)
each of the Deeds of Pledge shall remain in full force and effect and -
shall not be affected by this sale, purchase and transfer; and ------------ the right of pledge on the shares as described in each of the Deeds ---

of Pledge shall remain in full force and effect.-----------------------------
2.	(i)	The Seller hereby assigns and transfers and the Purchaser hereby-----
accepts and assumes, all its rights and obligations under or pursuant -
to each of the Deeds of Pledge by means of a transfer of legal ---------
relationship within the meaning of Section 6:159 of the Dutch Civil -
Code, and the parties to this deed confirm that the Seller shall cease -
to be a party to each of the Deeds of Pledge and the Purchaser shall--
become a party to it in lieu of the Seller and the Seller is released ----
from its obligations under the Deeds of Pledge. ---------------------------
	(ii)	The Collateral Agent consents to and co-operates with and the --------
Company co-operates with the assignment and transfer of all rights --
and obligations of the Seller under or pursuant to each of the Deeds--
of Pledge to the Purchaser, such in accordance with Section 6:159 --- of the Dutch Civil Code.-------------------------------------------------------
3.    The Purchaser hereby:------------------------------------------------------------------

(i)	acknowledges that the Shares are subject to the Pledge created by ---- each of the Deeds of Pledge;--------------------------------------------------

(ii)	agrees to be bound by the terms of each of the Deeds of Pledge as if - it was an original party thereto; and ---------------------------------------

(iii)	agrees to waive and hereby waives any and all rights the ---------------- Seller waived in each of the Deeds of Pledge.-----------------------------
Article 5-------------------------------------------------------------------------------------------
Pledge on future shares in the capital of the Company .-------------------------------
The Purchaser hereby agrees to pledge and pledges as a first ranking right of--------- pledge in advance all shares in the capital of the Company acquired by the ----------- Purchaser after the execution of this deed in favour of the Collateral Agent, as ------- security for the Secured Obligations (as defined in each of the Deeds of Pledge), ---- which pledge is hereby accepted, where appropriate in advance, by the Collateral --- Agent and which pledge shall be subject to the terms and conditions of this deed ---- and mutatis mutandis to the terms and conditions of each of the Deeds of Pledge. ---- Article 6-------------------------------------------------------------------------------------------

Shareholders 'resolution .Conditional transfer ofvoting rights of Shares.--------
The Purchaser hereby approves the conditional transfer of the voting rights----------- attached to the relevant Shares as referred to in clause 3.3.2. of Deed of Pledge 1, --- the conditional transfer of the voting rights attached to the relevant Shares as--------- referred to in clause 3.4.2. of Deed of Pledge 2 and the conditional transfer of the --- voting rights attached to any shares in the capital of the Company acquired by the--- Purchaser after the execution of this deed. The members of the management board-- of the Company have had the opportunity to advise on the resolution to the----------- conditional transfer of the voting rights attached to the Shares in accordance with --- Section 2:238, paragraph 2, of the Dutch Civil Code. Besides the Seller, being the -- sole shareholder of the Company, there are no other shareholders, holders of --------- depository receipts, usufructuaries or pledgees to whom the right of assembly-------- accrue, given that on the date hereof the Collateral Agent has not served a notice of- an Enforcement Event (as defined in each of the Deeds of Pledge) on the ------------- Company, the Seller or the Purchaser, and therefore the Purchaser is entitled to ------ exercise its voting rights on the Shares. -------------------------------------------------------
Article 7------------------------------------------------------------------------------------------
power of attorney.------------------------------------------------------------------ ------------
Further to Section 6.4 of each of the Deeds of Pledge, the Purchaser instructs and --- appoints the Collateral Agent (and any of its delegates or sub-delegates) to be its ---- attomey by an irrevocable power of attorney, to perform all acts and execute all ----- documents in order to perfect or implement each of the Deeds of Pledge on its------- behalf and to take any actions which the Purchaser must take under the Deeds of ---- Pledge and which is necessary for the Purchaser to create, maintain and exercise its- right under each the Deeds of Pledge. The Purchaser ratifies and confirms ------------ whatever any attorney does or purports to do under its appointment as set out -------- above.-----------------------------------------------------------------------------------------------
Article 8------------------------------------------------------------------------------------------
Warranties.---------------------------- -------------------------------------- --------------------

1.
a. Subject to paragraph 2 below, the representations set out in Deed of- Pledge 1 are deemed to be made by the Purchaser on the date of this - deed and are deemed to be repeated by the Purchaser in accordance- with clause 4.1. l of the Deed of Pledge 1.-------------------------------- For the purposes of this deed, the representation set out in clause-----

4.1.2 paragraph b under (i) of the Deed of Pledge 1 is deemed to ------ read as follows:----------------------------------------------------------------- "(i)    Beverage Packaging Holdings (Luxembourg) VI S.a r.l. has -
acquired, amongst others, the Present Shares, by means of a -- notarial deed of transfer of shares in the capital of the ----------- Company, executed before deputy of Thijs Pieter Flokstra, ---- civil law notary, officiating in Amsterdam, the Netherlands, --- on the thirty-first day of July two thousand fourteen;" -----------

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b. Subject to paragraph 2 below, the representations set out in Deed of-
Pledge 2 are deemed to be made by the Purchaser on the date of ----- this deed and are deemed to be repeated by the Purchaser in ---------- accordance with clause 4.1.1 of the Deed of Pledge 2.------------------ For the purposes of this deed, the representation set out in clause-----
4.1.2 paragraph b under (i) of the Deed of Pledge 2 is deemed to ----- read as follows:----------------------------------------------------------------- "(i) Beverage Packaging Holdings (Luxembourg) VI S.a r.l. has -
acquired, amongst others, the Present Shares, by means of a -- notarial deed of transfer of shares in the capital of the----------- Company, executed before deputy of Thijs Pieter Flokstra, ---- civil law notary, officiating in Amsterdam, the Netherlands,--- on thirty-first day of July two thousand fourteen;"----------------

2.	The Seller furthermore warrants to the Purchaser that:----------------------------

a.	it is the sole owner of the Shares and has full power, right and -------- authority to transfer the Shares to the Purchaser; --------------------------

b.	the Shares constitute the entire issued and outstanding capital of the - Company and have been validly issued and fully paid up; ---------------

c.
no persons hold any rights, conditional or unconditional, against the - Company to subscribe for or otherwise acquire shares in the capital --- of the Company; and -----------------------------------------------------------

d.
the Shares are free and clear of any liens, charges, claims, ------------- restrictions or encumbrances of any kind, including without ----------- limitation usufruct and pledges other than the pledges described in ---- the Deeds of Pledges. ----------------------------------------------------------

3.	The Purchaser accepts the warranties as referred to in paragraph 2 above. -----
Article 9-------------------------------------------------------------------------------------------
Termination of the Pledge--------------------------------------------------------------------

1.
Further to Section 8 of each of the Deeds of Pledge, unless terminated by ---- operation of law, the Collateral Agent's rights of pledge created under the --- Deeds of Pledge shall remain in full force and effect vis-a-vis the Purchaser- as pledgor under the Deeds of Pledge following the execution of this deed--- (the Pledgor) until it shall have terminated, in part or in whole, as described- in clause 8.2 and 8.3 of the Deed of Pledge 1, respectively sub-clause 8.2 ---- (Termination by notice (opzegging) and waiver (afstand) of the Deed of ------ Pledge 2. ----------------------------------------------------------------------------------

2.
Further to Section 8 of each of the Deeds of Pledge, the Collateral Agent ---- (in its capacity of collateral agent under each of the Deeds of Pledge) will --- be entitled to terminate by notice (opzegging) the Pledge created by each of - the Deeds of Pledge in part or in whole, in respect of all or part of the -------- Security Assets (as defined in each of the Deeds of Pledge) and/or part of---- the Secured Obligations (as defined in each of the Deeds of Pledge). If and---

insofar as purported effect of any such termination would require a waiver -- (afstand van recht) by the Collateral Agent, such termination shall be -------- construed accordingly and the Pledgor hereby in advance agrees to such ----- waiver. The Collateral Agent's right of pledge created under the Deeds of --- Pledge in respect of any or all of the Security Assets (as defined in each of -- the Deeds of Pledge) shall be released and cancelled (a) by the Collateral ---- Agent (acting on the instruction of the Applicable Representative (as --------- defined in each of the Deeds of Pledge)) at the request and cost of the -------- Pledgor, upon the Secured Obligations (as defined in each of the Deeds of--- Pledge) being irrevocably paid or discharged in full and none of the ---------- Secured Parties (as defined in each of the Deeds of Pledge) being under any- further actual or contingent obligation to make advances or provide other----
. financial accommodation to the Pledgor or any other person under any of----- the Loan Documents (as defined in each of the Deeds of Pledge), or (b) in --- accordance with, and to the extent required by, the Intercreditor Agreement - (as defined in each of the Deeds of Pledge) (to the extent it is possible to----- give effect to such arrangements under Dutch law). -------------------------------
Article lO----------------------------------------------------------------------------------------
llescissio11 .----------------------------------------------------------------------------------------
The Seller and the Purchaser waive their right to rescind the agreement contained --- in this deed or to demand rescission thereof in accordance with Section 6:265 of ----- the Dutch Civil Code. ---------------------------------------------------------------------------
Article ll----------------------------------------------------------------------------------------
Acknowledgeme11t.-----------------------------------------------------------------------------
The Company acknowledges the transfer of the Shares, acknowledges that the ------- Purchaser has assumed the position of the Seller as Pledgor under the Deeds of ------ Pledge, shall register the transfer in its shareholder's register and shall report the ---- change of its sole shareholder with the trade register of the Dutch Chamber of -------- Commerce.----------------------------------------------------------------------------------------
Article 12----------------------------------------------------------------------------------------
(;0V"er11i11g law.----------------------------------------------------------------------------------
This deed and any contractual obligations arising out of or in connection with this -- deed shall be governed by, and interpreted in accordance with, the laws of the ------- European part of the Netherlands.-------------------------------------------------------------
To the extent that any party to this deed is represented by an attorney in connection- with the execution of this deed, the other party(-ies) expressly agree to have Dutch - law as the applicable law between them, such in accordance with Article 14 of the -- Hague Convention on the Law Applicable to Agency, concluded the fourteenth ----- day of March nineteen hundred seventy-eight.-----------------------------------------------
Article 13-----------------------------------------------------------------------------------------
Thijs Pieter Flokstra or his deputy is a civil law notary of Freshfields Bruckhaus ---- Deringer LLP, the firm of the external legal advisors of the Seller, the Purchaser -----

8

and the Company. The Collateral Agent hereby acknowledges that it is aware of ---- the relevant provisions of the Ordinance Interdisciplinary Cooperation ---------------- (Verordening Interdisciplinaire Samenwerking) and article 18 of the Professional --- Code of Conduct ( Verordening Beroeps- en Gedragsregels) of the Royal ------------- Professional Organisation of Civil Law Notaries (Koninklijke Notariele --------------- Beroepsorganisatie ). The Collateral Agent hereby acknowledges and agrees that ---- Freshfields Brockhaus Deringer LLP may advise and act on behalf of the Seller, the- Purchaser and the Company with respect to this deed, and any agreements and/or --- any disputes related to or resulting from this deed and that with regard to that -------- advice the necessary information shall be exchanged between lawyers, (deputy) ----- civil law notaries and tax consultants, practicing with Freshfields Brockhaus ---------- Deringer LLP. ------------------------------------------------------------------------------------
Powers of attorney-----------------------------------------------------------------------------
The powers of attorney granted to the person appearing were evidenced by four (4)- powers of attorney, which have been attached to this deed. The existence of the ----- powers of attorney was sufficiently shown to me, deputy civil law notary. ------------- F'inal.----------------------------------------------------------------------------------------------
In witness whereof the original of this deed, which shall be retained by Thijs Pieter-
Flokstra, civil law notary, aforementioned, was executed in Amsterdam, the---------- Netherlands, on the date first given in the head of this deed. ----------------------------- Having conveyed and amplified the substance of this deed to the person appearing, - she declared that she took cognisance of the contents of the deed, agreed to these---- contents and did not require the deed to be read out to her in full. ----------------------- Immediately after the reading of those parts of the deed which the law prescribes to - be read out, this deed was signed by the person appearing, who is known to me, ----- deputy civil law notary, and by myself, deputy civil law notary.------------------------- (was signed) N.R. Scheenjes; M.S. Flohil.------------------------------------------ ---------

ISSUED FOR TRUE COPY,
by me, Mechteld Suzette Flohil, kandidaat-notaris (deputy civil law notary), deputising for Thijs Pieter Flokstra, notaris (civil law notary), officiating in Amsterdam, on 31 July 2014.

AMSN428710
@ Freshfields Brockhaus Deringer